UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2009

CHINA RITAR POWER CORP.

 (Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057
 (Address of Principal Executive Offices)

(86) 755-83475380
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATRIAL DEFINITIVE AGREEMENT.

On October 2, 2009, China Ritar Power Corp. (“CRTP” or the “Company”) entered into a placement agency agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (“Roth”) pursuant to which Roth agreed to act as the Company’s placement agent in connection with the registered direct offering of up to 2,150,000 shares of the Company’s common stock (the “Shares”) to select institutional investors at a purchase price of $6.00 per share (the “Offering”). In connection with the Offering, the Company agreed to pay Roth a cash fee equal to 6% of the gross proceeds received by the Company from the Offering and will also reimburse Roth for up to $50,000 of its actual out-of-pocket expenses and certain other expenses incurred by it in the Offering. The net proceeds to the Company from the Offering, after deducting placement agent fees and other estimated Offering expenses, are expected to be approximately $12 million.

In connection with the Offering, on October 2, 2009, the Company entered into an individual subscription agreement with several institutional investors, pursuant to which the Company agreed to sell the Shares to such investors in the Offering. The closing with respect to the sale of these Shares in the Offering is expected to occur on or about October 8, 2009, subject to satisfaction of customary closing conditions.

The Shares will be issued pursuant to a prospectus supplement which will be filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-161281) which became effective on August 25, 2009. A copy of the opinion of the Crone Law Group relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1.

The foregoing descriptions of the Placement Agent Agreement and subscription agreement between the Company and the investors in the Offering do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated herein by reference. The benefits of the representations and warranties set forth in the Placement Agency Agreement and subscription agreement are intended only for Roth and the investors in the Offering, respectively, and do not constitute continuing representations and warranties of the Company to any future or other investors.

A copy of the press release issued by the Company announcing the Offering has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of the Crone Law Group

10.1	Placement Agent Agreement, dated October 2, 2009 between China Ritar Power Corp. and Roth Capital Partners, LLC

10.2	Form of Subscription Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Ritar Power Corp.

Date: October 5, 2008	By:	/s/ Jiada Hu
Jiada Hu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of the Crone Law Group

10.1	Placement Agent Agreement, dated October 2, 2009 between China Ritar Power Corp. and Roth Capital Partners, LLC

10.2	Form of Subscription Agreement

99.1	Press Release